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                                                                   EXHIBIT 12.02

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In millions of dollars)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                  -------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS:                                    2002     2001   2000 (1)    1999 (1)    1998 (1)
                                                                  ------   ------  --------    --------    --------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN INTEREST ON DEPOSITS)             $ 6,282  $ 8,316  $  8,722    $  7,795    $  7,308
  INTEREST FACTOR IN RENT EXPENSE                                    322      303       283         235         213
  DIVIDENDS--PREFERRED STOCK (2)                                       -        -         -           -         126
                                                                 -------  -------  --------    --------    --------

TOTAL FIXED CHARGES                                              $ 6,604  $ 8,619  $  9,005    $  8,030    $  7,647
                                                                 =======  =======  ========    ========    ========

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
    CUMULATIVE EFFECT OF ACCOUNTING CHANGES                      $16,166  $15,221  $ 12,876    $ 10,496    $  6,732
  FIXED CHARGES (EXCLUDING PREFERRED STOCK DIVIDENDS)              6,604    8,619     9,005       8,030       7,521
                                                                 -------  -------  --------    --------    --------

    TOTAL INCOME                                                 $22,770  $23,840  $ 21,881    $ 18,526    $ 14,253
                                                                 =======  =======  ========    ========    ========

RATIO OF INCOME TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS     3.45     2.77      2.43        2.31        1.86
                                                                 =======  =======  ========    ========    ========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                                               $15,079  $20,181  $ 22,045    $ 18,606    $ 18,868
  INTEREST FACTOR IN RENT EXPENSE                                    322      303       283         235         213
  DIVIDENDS--PREFERRED STOCK (2)                                       -        -         -           -         126
                                                                 -------  -------  --------    --------    --------

    TOTAL FIXED CHARGES                                          $15,401  $20,484  $ 22,328    $ 18,841    $ 19,207
                                                                 =======  =======  ========    ========    ========

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND CUMULATIVE EFFECT
    OF ACCOUNTING CHANGES                                        $16,166  $15,221  $ 12,876    $ 10,496    $  6,732
  FIXED CHARGES (EXCLUDING PREFERRED STOCK DIVIDENDS)             15,401   20,484    22,328      18,841      19,081
                                                                 -------  -------  --------    --------    --------

    TOTAL INCOME                                                 $31,567  $35,705  $ 35,204    $ 29,337    $ 25,813
                                                                 =======  =======  ========    ========    ========

RATIO OF INCOME TO FIXED CHARGES INCLUDING INTEREST ON DEPOSITS     2.05     1.74      1.58        1.56        1.34
                                                                 =======  =======  ========    ========    ========

Notes:
(1) On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates.

(2) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (the "Merger"). Following the Merger, TRV changed its name to Citigroup Inc. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such there were no Citicorp preferred dividends subsequent to 1998.